SCHEDULE 14A INFORMATION
                Proxy Statement Pursuant to Section 14(a) of the
                         Securities Exchange Act of 1934
                              (Amendment No. ____)

   Filed by the Registrant [X]
   Filed by a Party other than the Registrant [  ]

   Check the appropriate box:

   [  ] Preliminary Proxy Statement             [  ] Confidential, for Use of
                                                     the Commission Only (as
                                                     permitted by Rule 14a-
                                                     6(e)(2))
   [X]  Definitive Proxy Statement
   [  ] Definitive Additional Materials
   [  ] Soliciting Material Pursuant to Section  240.14a-11(c) or Section
        240.14a-12

                           NORTHLAND CRANBERRIES, INC.
                (Name of Registrant as Specified in its Charter)


    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

   Payment of Filing Fee (Check the appropriate box):

   [  ] $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), 14a-6(i)(2)
        or Item 22(a)(2) of Schedule 14A.

   [  ] $500 per each party to the controversy pursuant to Exchange Act Rule
        14a-6(i)(3).

   [  ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-
        11.

        1)  Title of each class of securities to which transaction applies:

        2)  Aggregate number of securities to which transaction applies:

        3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

        4)  Proposed maximum aggregate value of transaction:

        5)  Total fee paid:

   [X]  Fee paid previously with preliminary materials.

   [  ] Check box if any part of the fee is offset as provided by Exchange
        Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

        1)  Amount Previously Paid:

        2)  Form, Schedule or Registration Statement No.:

        3)  Filing Party:

        4)  Date Filed:
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                          NORTHLAND CRANBERRIES, INC.

                             800 First Avenue South
                       Wisconsin Rapids, Wisconsin 54494
                              ____________________

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                           TO BE HELD AUGUST 18, 1995
                              ____________________


   TO THE SHAREHOLDERS OF NORTHLAND CRANBERRIES, INC.:

        NOTICE IS HEREBY GIVEN that the annual meeting of shareholders of NORTHLAND CRANBERRIES, INC., a Wisconsin corporation ("Company"), will be held on Friday, August 18, 1995 at 2:00 p.m. at Cranberries Ballroom, 2321 West Grand Avenue, Wisconsin Rapids, Wisconsin for the following purposes, as more fully described in the accompanying Proxy Statement:

        1.   To elect seven directors, each for a one-year term.

        2. To approve the proposed amendment to the Company's Articles of Incorporation to increase the number of authorized shares of Class A Common Stock, $.01 par value, from 10,000,000 to 20,000,000.

        3.   To approve the Northland Cranberries, Inc. 1995 Stock Option
             Plan.

        4. To consider and act upon such other business as may properly come before the annual meeting or any adjournment thereof.

        Only holders of record of the Class A and Class B Common Stock as of the close of business on June 29, 1995 will be entitled to notice of, and to vote at, the annual meeting and at any adjournment thereof. Shareholders may vote in person or by proxy. The holders of Class A Common Stock will be entitled to one vote per share and the holders of Class B Common Stock will be entitled to three votes per share on each matter submitted for shareholder consideration at the annual meeting.

        Even if you plan to attend the annual meeting, please complete, date and sign the enclosed proxy and mail it promptly in the envelope provided. If you attend the annual meeting, you may revoke your proxy and vote your shares in person. Your attention is directed to the attached Proxy Statement and the accompanying proxy.

                                 NORTHLAND CRANBERRIES, INC.



                                 LeRoy J. Miles
                                   Secretary


   Wisconsin Rapids, Wisconsin
   July 12, 1995


   YOUR VOTE IS IMPORTANT NO MATTER HOW LARGE OR SMALL YOUR HOLDINGS MAY BE. TO ASSURE YOUR REPRESENTATION AT THE MEETING, PLEASE DATE THE ENCLOSED PROXY, WHICH IS SOLICITED BY THE BOARD OF DIRECTORS, SIGN EXACTLY AS YOUR NAME APPEARS THEREON AND RETURN IMMEDIATELY IN THE ENVELOPE PROVIDED.

                           NORTHLAND CRANBERRIES, INC.

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                              ____________________

                                 PROXY STATEMENT
                                       For

                         Annual Meeting of Shareholders
                           To Be Held August 18, 1995
                              ____________________


                               GENERAL INFORMATION


        This Proxy Statement and accompanying proxy are being furnished to the shareholders of Northland Cranberries, Inc., a Wisconsin corporation ("Company"), beginning on or about July 12, 1995 in connection with the solicitation by the Board of Directors of the Company ("Board") of proxies for use at the Company's annual meeting of shareholders to be held on Friday, August 18, 1995 at 2:00 p.m. at Cranberries Ballroom, 2321 West Grand Avenue, Wisconsin Rapids, Wisconsin, and at any adjournment thereof ("Meeting"), for the purposes set forth in the attached Notice of Annual Meeting of Shareholders and in this Proxy Statement.


        Only record holders of outstanding shares of Class A Common Stock ("Class A Shares") and outstanding shares of Class B Common Stock ("Class B Shares") as of the close of business on June 29, 1995 ("Record Date") are entitled to notice of, and to vote at, the Meeting. As of the Record Date, the Company's outstanding voting securities consisted of 4,010,613 Class A Shares and 318,101 Class B Shares. The record holder of outstanding Class A Shares as of the Record Date is entitled to one vote per share for each proposal submitted for consideration at the Meeting. The record holder of outstanding Class B Shares as of the Record Date is entitled to three votes per share for each such proposal. As of the Record Date, the total number of votes represented by the outstanding shares of both classes of the Company's Common Stock was 4,964,916, consisting of 4,010,613 votes represented by outstanding Class A Shares and 954,303 votes represented by outstanding Class B Shares.

        A proxy, in the enclosed form, which is properly executed, duly returned to the Company and not revoked will be voted in accordance with the instructions contained therein. If no specification is indicated on the proxy, the shares represented thereby will be voted FOR the Board's seven director nominees set forth below, FOR approval to amend the Company's Articles of Incorporation to increase the number of authorized Class A Shares from 10,000,000 to 20,000,000 (the "Class A Shares Amendment"), FOR the approval of the Northland Cranberries, Inc. 1995 Stock Option Plan and in accordance with the best judgment of the proxies named in the proxy on such other business or matters which may properly come before the Meeting. Execution of a proxy given in response to this solicitation will not affect a shareholder's right to attend the Meeting and to vote in person. Presence at the Meeting of a shareholder who has signed a proxy does not in itself revoke a proxy. Each proxy granted may be revoked by the person giving it at any time before the exercise thereof by giving written notice to such effect to the Secretary of the Company, by execution and delivery of a subsequent proxy or by attendance and voting in person at the Meeting, except as to any matter upon which, prior to such revocation, a vote shall have been cast pursuant to the authority conferred by such proxy.

                              ELECTION OF DIRECTORS

   Nominees

        At the Meeting, the shareholders will elect seven directors, constituting the entire Board, to hold office until the Company's next annual meeting of shareholders and until their successors are duly qualified and elected. As a result of the Company's intended change of its fiscal year-end from March 31 to August 31 beginning after a five-month interim transitional period ending on August 31, 1995, it is not expected that the Company will hold its next annual meeting of shareholders until January 1997. It is intended that the persons named as proxies in the accompanying proxy will vote FOR the election of all of the Board's nominees. All nominees are currently serving as shareholder-elected Board members, except Jerold D. Kaminski who was appointed as a director by the Board on November 3, 1994. If any nominee should become unable to serve as a director prior to the Meeting, the shares represented by proxies otherwise voted in favor of the Board's nominees or which do not contain any instructions will be voted FOR the election of such other person as the Board may recommend in place of such nominee. Under Wisconsin law, directors are elected by a plurality of the votes cast by the shares entitled to vote in the election, assuming a quorum is present. For this purpose, "plurality" means that the individuals receiving the largest number of votes are elected as directors, up to the maximum number of directors to be chosen at the election. Therefore, any shares which are not voted on this matter at the Meeting, whether by abstention, broker nonvote or otherwise, will have no effect on the election of directors at the Meeting.

        Lawrence R. Kem, a director since the Company's inception in May 1987, retired from the Board effective as of May 17, 1995, and the Board was reduced to seven members. The Company wishes to extend its thanks and appreciation to Mr. Kem for his distinguished service and many contributions to the continued growth and success of the Company during his tenure as a director of the Company.

        The Board's nominees are set forth below along with certain related information as of the Record Date. Unless otherwise indicated, positions listed are, or were, held with the Company.

        Name and Age       Director
         of Nominee          Since        Current Principal Employment

    John Swendrowski       1987      President and Chief Executive Officer
      47

    LeRoy J. Miles         1987      Secretary and Retired Executive Vice
      60                             President

    Robert E. Hawk         1989      Vice President - Sales, Marketing and
      40                             Special Projects and President of
                                     Wildhawk, Inc. (Company subsidiary
                                     which serves as an agri-supplier to
                                     cranberry growers)

    Patrick F. Brennan     1989      President and Chief Executive Officer
      63                             of Consolidated Papers, Inc.
                                     (manufacturer of coated printing
                                     papers)

    Jeffrey J. Jones       1987      Partner in the law firm of Foley &
      42                             Lardner

    John C. Seramur        1987      President and Chief Executive Officer
      52                             of First Financial Corporation
                                     (savings bank holding company) and
                                     its principal subsidiary First
                                     Financial Bank, FSB

    Jerold D. Kaminski     1994      Director of Marketing for the Food
      38                             Service Division of General Mills
                                     Corporation (manufacturer and
                                     marketer of dry packaged goods)

   Business Experience

        Mr. Swendrowski founded the Company and assumed his current positions in May 1987. Prior to forming the Company, Mr. Swendrowski was the organizer and syndicator of investment interests, and a general partner, in each of the five limited partnerships ("Limited Partnerships") which were combined into the Company as part of its initial public stock offering in August 1987.

        Mr. Miles retired as Executive Vice President of the Company on December 31, 1994. Mr. Miles had held such position with the Company since May 1987 and has held his current position since such date.

        Mr. Hawk was appointed Vice President - Sales, Marketing and Special Projects in January 1993. Prior thereto he served as Vice President - Operations since January 1989. Prior to joining the Company, Mr. Hawk served as the President, Treasurer and sole shareholder of Wildhawk, Inc. from its inception in August 1983.

        Mr. Brennan was elected President and Chief Executive Officer of Consolidated Papers, Inc., Wisconsin Rapids, Wisconsin in October 1993. Prior thereto, he served as President and Chief Operating Officer for five years, Executive Vice President for over one year and Corporate Vice President for three years. He has served as a director of Consolidated Papers, Inc. since February 1987. Mr. Brennan has been a director of Betz Laboratories, Inc., Trevose, Pennsylvania, a manufacturer of specialty chemicals, since December 1992.

        Mr. Jones has been a partner in the law firm of Foley & Lardner, Milwaukee, Wisconsin, since January 1987, and has been associated with such firm since 1978. Foley & Lardner has been the Company's general legal counsel since the Company's formation and served as general legal counsel to the Limited Partnerships.

        Mr. Seramur has been President and Chief Executive Officer of First Financial Bank, FSB, Stevens Point, Wisconsin, since 1977 and a director thereof since 1966. He has also been the President and a director of First Financial Corporation since its formation in 1983.

        Mr. Kaminski has been the Director of Marketing for the Food Service Division of General Mills Corporation since September 1993. Prior thereto, Mr. Kaminski served as Marketing Director of the Gold Medal Division of General Mills Corporation from September 1991 to September 1993 and as Marketing Manager of the Gold Medal Division of General Mills Corporation from February 1989 to September 1991.

   Board Meetings and Committees

        The Board met four times during fiscal 1995. The Board currently has standing Executive, Audit, and Compensation and Stock Option Committees.

        The Executive Committee did not meet in fiscal 1995. The Executive Committee's principal function is to act on behalf of the Board between meetings, except with respect to matters which may not be delegated to a committee under Wisconsin corporate law. Present members of the Executive Committee are Messrs. Swendrowski (Chairman), Miles and Hawk.

        The Audit Committee met once in fiscal 1995. The Audit Committee's principal functions are to recommend annually a firm of independent public accountants to serve as the Company's independent auditors for the forthcoming fiscal year, to meet with and review reports of the Company's independent accountants and auditors, to oversee the Company's quarterly and annual financial reporting process and to conduct a post-audit review of various items relating to the Company's annual financial reporting and audit process. The Audit Committee consists of Messrs. Kaminski (Chairman), Seramur, Brennan and Jones.

        The Compensation and Stock Option Committee met once in fiscal 1995. It has authority to administer the Company's 1987 and 1989 Stock Option Plans (and will have authority to administer the proposed 1995 Stock Option Plan, if approved by the shareholders at the Meeting), including the grant of options thereunder to key employees of the Company, and to approve the compensation, bonuses and benefits of officers and key employees of the Company. The Compensation and Stock Option Committee consists of Messrs. Seramur (Chairman), Jones and Brennan. See "Executive Compensation--Report on Executive Compensation."

        The Board does not have a nominating committee. Shareholders entitled to vote at the Meeting who wish to propose director nominees for consideration at the Meeting may do so under the Company's By-laws only by giving written notice of an intent to make such a nomination to the Secretary of the Company not less than 30 days in advance of the Meeting. Such notice must specify, among other things, the nominee's name, biographical data and qualifications.

                    STOCK OWNERSHIP OF MANAGEMENT AND OTHERS

   Share Ownership

        The following table sets forth certain information as of the Record Date regarding the beneficial ownership of each class of Common Stock held by (i) each current director and executive officer of the Company who is named in the Summary Compensation Table set forth below under "Executive Compensation--Summary Compensation;" (ii) all current directors and executive officers of the Company as a group; and (iii) each person or entity known to the Company to be the beneficial owner of more than 5% of either class of Common Stock. All of the persons or entities listed below are believed by the Company to have sole voting and investment power over the Common Stock identified as beneficially owned, except as indicated otherwise in the footnotes to the table.

                                  Class A       Class B
                                   Shares        Shares     Percentage
                                Beneficially  Beneficially      of
                                 Owned and     Owned and     Aggregate
    Name of Individual or        Percentage  Percentage of    Voting
    Entity or Number in Group   of Class(1)     Class(1)       Power

                                  Directors and Executive
                                         Officers

    John Swendrowski(2),(3)      194,174(4)    318,101(5)     22.6%
                                   (4.7%)        (100%)

    LeRoy J. Miles(2),(3)        50,673(6)     161,231(7)      1.0%(8)
                                   (1.3%)        (50.7%)

    Robert E. Hawk               205,103(9)         __          4.1%
                                   (5.1%)

    John A. Pazurek              33,017(10)         __           *
                                     *

    John C. Seramur              30,443(11)         __           *
                                     *

    Jeffrey J. Jones             10,795(12)         __           *
                                     *

    Patrick F. Brennan           3,374(13)          __           *
                                     *

    Jerold D. Kaminski               __             __          __

    All directors and             611,866       318,101       29.7%
     executive officers as a      (14.2%)         (100%)
     group (14 persons)(14)

                                Other Five Percent Holders

    State of Wisconsin            374,000            __        7.5%
     Investment Board(15)          (9.3%)

    David L. Babson & Company,    423,700           __         8.5%
     Inc.(16)                     (10.6%)
   ________________________________

   *    Denotes less than 1%.

   (1) The outstanding Class B Shares are convertible on a share-for-share basis into Class A Shares at any time at the discretion of each holder. As a result, a holder of Class B Shares is deemed to beneficially own an equal number of Class A Shares. However, in order to avoid overstatement of the aggregate beneficial ownership of shares of both classes of the Company's Common Stock, the Class A Shares reported in the table do not include Class A Shares which may be acquired upon the conversion of Class B Shares. Similarly, the respective percentages of outstanding Class A Shares reported in the table have been determined with respect to the total number of Class A Shares outstanding on the Record Date, excluding Class A Shares which may be issued upon conversion of Class B Shares.

   (2) The address of Messrs. Swendrowski and Miles is 800 First Avenue South, Wisconsin Rapids, Wisconsin 54494.

   (3) All of the Class B Shares beneficially owned by Mr. Miles have been deposited into a voting trust ("Voting Trust"), pursuant to which Mr. Swendrowski has sole voting power over all of such shares. The terms of the Voting Trust are more particularly described below under "Voting Trust."

   (4) The Class A Shares listed include (i) 59,826 shares owned directly by Mr. Swendrowski or members of his immediate family; (ii) 114,000 shares which Mr. Swendrowski has the right to acquire upon the exercise of vested stock options; and (iii) 20,348 shares otherwise beneficially owned by a former director, which are subject to a shareholders agreement, as amended (the "Shareholders Agreement"), pursuant to which Mr. Swendrowski has an irrevocable proxy to vote in his sole discretion all shares subject to the Shareholders Agreement.

   (5) The Class B Shares listed include (i) 156,870 shares owned directly by Mr. Swendrowski; (ii) 143,999 shares held by Cranberries Limited, Inc. ("CLI"), a corporation owned by Messrs. Swendrowski and Miles and controlled by Mr. Swendrowski; and (iii) 17,232 Class B Shares otherwise beneficially owned by Mr. Miles. The Class B Shares held by CLI and those otherwise beneficially owned by Mr. Miles are being held in the Voting Trust.

   (6) The Class A Shares listed include (i) 10,176 shares owned directly by Mr. Miles; (ii) 39,000 shares which Mr. Miles has the right to acquire upon the exercise of vested stock options; and (iii) 1,497 shares held for the account of Mr. Miles' wife.

   (7) The Class B Shares listed include the 143,999 shares currently held by CLI in the Voting Trust, which are deemed to be beneficially owned by Mr. Miles as an officer and shareholder of CLI. Such shares are also included under the number of Class B Shares deemed to be beneficially owned by Mr. Swendrowski. See note (5) above.

   (8) Since all of the Class B Shares beneficially owned by Mr. Miles are being held in the Voting Trust, Mr. Miles has power to vote shares only representing 1.0% of the aggregate voting power of both classes of the Company's Common Stock.

   (9) The Class A Shares listed include (i) 158,103 shares owned directly by Mr. Hawk or his wife and (ii) 47,000 shares which Mr. Hawk has the right to acquire upon the exercise of vested stock options.

   (10) Includes 32,000 Class A Shares which Mr. Pazurek has the right to acquire upon the exercise of vested stock options.

   (11) Includes 2,343 Class A Shares which Mr. Seramur has the right to acquire upon the exercise of vested stock options.

   (12) Includes 2,292 Class A Shares which Mr. Jones has the right to acquire upon the exercise of vested stock options.

   (13) Includes 1,424 Class A Shares which Mr. Brennan has the right to acquire upon the exercise of vested stock options.

   (14) In determining the aggregate beneficial ownership of Class A Shares and Class B Shares, respectively, for all directors and executive officers as a group, shares which are deemed to be beneficially owned by more than one person have been counted only once to avoid overstatement. The number of Class A Shares listed includes 306,459 shares which certain executive officers and directors have the right to acquire upon the exercise of vested stock options.

   (15) Except to the extent information is believed to be otherwise known by the Company, the information given is as of or about February 13, 1995 as reported by the State of Wisconsin Investment Board ("SWIB") in its Amendment Number 4 to Schedule 13G filed with the Securities and Exchange Commission ("SEC") and the Company. The address for SWIB is Lake Terrace, 121 East Wilson Street, Madison, Wisconsin 53703.

   (16) Except to the extent information is believed to be otherwise known by the Company, the information given is as of or about February 10, 1995 as reported by David L. Babson & Company, Inc. ("Babson & Co.") in its Amendment Number 2 to Schedule 13G filed with the SEC and the Company. The address of Babson & Co. is One Memorial Drive, Cambridge, Massachusetts 02142-1300.

   Voting Trust

        In order to help ensure the future continuity and stability of the management of the Company, Messrs. Swendrowski, Miles and each of their wives are parties to a voting trust agreement designating Mr. Swendrowski as the sole trustee of the voting trust created thereunder ("Voting Trust"). As of the Record Date, a total of 161,231 Class B Shares are subject to the Voting Trust, constituting approximately 9.7% of the combined aggregate voting power of both classes of the Company's Common Stock.

        Under the Voting Trust, Mr. Swendrowski, as trustee, is vested with the exclusive right to vote the deposited shares in his sole discretion on all matters on which such shares are entitled to vote. The depositors, however, retain the power to sell, transfer or dispose of such deposited shares subject to the limitations described below. Additionally, the depositors are entitled to receive all cash dividends or other distributions (other than in capital stock of the Company) declared and paid on the deposited shares.

        The deposited shares may only be withdrawn from the Voting Trust by a depositor prior to the expiration or termination of the Voting Trust if the depositor (i) receives a bona fide offer to purchase any or all of his deposited shares from an unaffiliated third party; (ii) proposes to effect a sale of his deposited shares on the open market pursuant to a brokers' transaction; or (iii) pledges his trust certificates evidencing deposited shares to a pledgee as collateral security for indebtedness due such pledgee and thereafter such pledgee notifies the trustee of its foreclosure on such pledge. If any of such events occur, the affected deposited shares may be withdrawn from the Voting Trust subject to certain prior rights of the trustee to purchase such deposited shares. Deposited shares may also be withdrawn if the consent is obtained of the trustee and holders of interests in shares representing two-thirds of the voting power of all deposited shares.

        The trustee is not entitled to receive any remuneration for serving as such under the Voting Trust. The Voting Trust may be terminated or amended at any time by a two-thirds vote of the then deposited shares (voted by the depositors) and the trustee.

                             EXECUTIVE COMPENSATION

   Report on Executive Compensation

             The Compensation and Stock Option Committee of the Board ("Committee") evaluates and approves the compensation of the Company's executive officers. The Committee's executive compensation policies and practices generally reflect the Company's efforts to attract, motivate and retain the Company's executive officers by providing a total compensation package based on relative corporate and personal performance. Executive officers' compensation is currently comprised of base salary, annual bonus payments and stock option grants.

             The Committee establishes each executive officer's base salary, including the salary of John Swendrowski, the President and Chief Executive Officer of the Company, at the beginning of each fiscal year for the forthcoming fiscal year. In determining the compensation of executives other than the Chief Executive Officer, the Committee considers the recommendations of the Chief Executive Officer. Each executive officer's base salary is generally based on the Committee's evaluation of the Company's and each individual's relative performance and achievements for the fiscal year then ended. In particular, in determining annual salary increases or decreases, the Committee reviews and evaluates the Company's earnings, harvest results, revenues, cost and expense levels and balance sheet strength for the prior fiscal year and each executive officer's individual contributions to the Company's results of operations and financial condition. The Company's performance with respect to these criteria is compared to the Company's historical results and the Company's internal performance goals for the fiscal year then ended. The Committee also considers the extent to which the Company otherwise attained its strategic and operating plans and goals established during the fiscal year and each officer's role in connection therewith, together with each officer's interpersonal relationships with other Company personnel. Although the Committee reviews a great deal of objective performance criteria, the Committee still exercises a significant amount of subjective evaluation in making its executive compensation decisions.

             As a result of the Company's disappointing fiscal 1995 financial results, no bonuses were paid to the Company's executive officers under the Company's Restated 1992 Executive Incentive Bonus Plan ("Bonus Plan") or otherwise, and annual base salary raises were limited to only reflect inflation and growth in individual responsibilities. These decisions were reached by the Committee in recognition of the view that the Company's fiscal 1995 financial performance was adversely impacted in part by weather conditions and other circumstances outside of the control of the Company. Under the Bonus Plan, the Company's net income per share must increase by more than 10% over the prior fiscal year's net income per share in order for bonuses to be paid. Additionally, since the Board viewed fiscal 1995's financial results as an aberration, the Board amended the Bonus Plan so that bonuses will only be payable for fiscal 1996 (i.e., September 1, 1995 through August 31, 1996) to executive officers if the Company's fiscal 1996 net income per share exceeds fiscal 1994 net income per share ($0.67) by more than 10%. Without this amendment, bonuses would be payable under the Bonus Plan for fiscal 1996 if the Company's net income per share exceeded fiscal 1995 net income per share ($0.36) by more than 10%.

             Stock option grants to executive officers under the Company's stock option plans are generally made annually by the Committee and are based principally on each executive officer's relative position at the Company and his individual initiatives and achievements within the Company during the year and their impact on the Company's performance. The Committee also takes into account the level of option grants historically provided each year to each executive officer and the total number of options and Class A or B Shares then held by such officer. The Committee determines annual stock option grants after the end of each fiscal year in order to consider an entire fiscal year of relative financial and operating performance.

             The Company's stock option plans, including the proposed 1995 Stock Option Plan, are intended to promote the best interests of the Company and its shareholders by providing key employees with the opportunity to acquire or increase their ownership interest in the Company and thereby develop a stronger incentive to put forth maximum effort for the continued success and growth of the Company. Options have historically been granted at 100% of the Class A Shares' fair market value on the date of grant, have a term not to exceed 10 years and either vest in increments of 20% on each of the first, second, third, fourth and fifth anniversaries of the grant date or are immediately vested upon grant. Since the economic value of stock options is inherently dependent upon the level of future price appreciation of the underlying Class A Shares, stock options granted by the Committee will only provide executive officers with value to the extent the price of the Class A Shares increases above the option exercise price on the grant date. Thus, the Committee believes that stock option grants help better align the economic interests of the Company's management with its shareholders.

             In determining Mr. Swendrowski's stock options granted in May 1995 and his base salary increase of 5% for fiscal 1996, the Committee took into account Mr. Swendrowski's contributions during fiscal 1995 in connection with (i) continuing to expand the business focus of the Company and move it towards new product areas, including the Company's expansion of its fresh fruit sales program and continuing evaluation of offering branded or private label cranberry juice, concentrate, sauce and other processed consumer cranberry products; (ii) commencing the construction of the Company's new concentrating facility; (iii) controlling expense levels given the Company's disappointing harvest and fresh fruit sales results;
   (iv) acquiring three related cranberry bogs aggregating 286 acres; and (v) negotiating additional bank financing on favorable terms and conditions. In establishing Mr. Swendrowski's fiscal 1996 base salary increase, the Committee also reviewed chief executive officer compensation information from the companies which comprise the Company's peer group index for purposes of comparing total shareholder return and set his salary in a range commensurate within the range of salaries of such other chief executive officers. See "Stock Price Performance Information."

             As a result of current executive compensation levels, the Committee does not intend currently to take any action to conform its compensation plans to comply with the regulations proposed under Internal Revenue Code Section 162(m) relating to the $1 million cap on executive compensation deductibility imposed by the Omnibus Revenue Reconciliation Act of 1993.

                  By the Compensation and Stock Option Committee:

                  John C. Seramur, Chairman
                  Patrick F. Brennan
                  Jeffrey J. Jones

   Summary Compensation Information

        The following table sets forth certain information concerning compensation paid by the Company for its last three fiscal years to the Company's Chief Executive Officer and certain other executive officers of the Company, including all those who earned over $100,000 in fiscal 1995. The persons named in the table below are hereinafter sometimes referred to as the "named executive officers."


                           Summary Compensation Table

                                                Stock
      Name and                Annual            Option      All Other
      Principal   Fiscal    Compensation        Grants    Compensation
      Positions    Year   Salary   Bonus       (shares)        (1)

    John          1995    $300,000  $0          8,000          $0
    Swendrowski
     President    1994    $275,000  $135,250      0            $0
     and Chief
     Executive    1993    $250,000  $125,000   20,000          $0
     Officer

    Robert E.     1995    $108,000  $0          4,000          $0
    Hawk
     Vice         1994    $100,000  $ 31,000      0          $75,000
     President-
     Sales,       1993    $ 90,000  $ 21,951    5,000        $75,000
     Marketing
     and Special
     Projects

    John A.       1995    $ 83,000  $0          4,000          $0
    Pazurek
     Vice         1994    $ 70,000  $ 21,700      0            $0
     President-
     Finance and  1993    $ 62,500  $ 15,000    5,000          $0
     Treasurer

   __________________________

   (1) Amounts set forth represent solely payments to Mr. Hawk under his noncompetition agreement with the Company entered into in connection with the Company's January 1989 acquisition of Wildhawk, Inc. Such agreement expired in January 1994.

   Stock Options

        The Company currently has a 1987 and 1989 Stock Option Plan, pursuant to which options to purchase Class A Shares may be granted to key employees, including executive officers, of the Company. The Board is also proposing the adoption at the Meeting of a 1995 Stock Option Plan. See "1995 Stock Option Plan" below.

        The following table sets forth information concerning the grant of stock options under the Company's 1989 Stock Option Plan during fiscal 1995 to the named executive officers.

                                                  Option Grants in 1995 Fiscal Year

                                    Percentage of
                                    Total Options                                  Potential Real Value At
                         Shares    Granted to all                                  Assumed Annual Rates of
                       Underlying   Employees in     Exercise                     Stock Price Appreciation
                        Options      1995 Fiscal     Price(2)     Expiration         For Option Term(3)
          Name         Granted(1)       Year       (per share)       Date             5%            10%
    John Swendrowski     8,000          17.4%         $17.50     May 19, 2004       $88,045        $223,124

    Robert E. Hawk       4,000           8.7%         $17.50     May 19, 2004       $44,023        $111,562

    John A. Pazurek      4,000           8.7%         $17.50     May 19, 2004       $44,023        $111,562
_____________________

   (1) The options reflected in the table are nonqualified stock options under the Internal Revenue Code and were granted on May 19, 1994. The exercise price of each option granted was equal to 100% of the fair market value of the Class A Shares on the date of grant. Although options may be granted under the Company's 1989 Stock Option Plan at not less than 85% of the fair market value of a Class A Share on the date of grant, the Committee has never granted options having an exercise price of less than 100% of the fair market value of the Class A Shares on the option grant date. The options granted to the named executive officers above vested immediately upon grant and must be exercised prior to 10 years after the date of grant.

   (2) The exercise price of options may be paid in cash, by delivering previously issued Class A Shares or any combination thereof.

   (3) The potential realizable values set forth under the columns represent the difference between the stated option exercise price and the market value of the Class A Shares based on certain assumed rates of stock price appreciation and assuming that the options are exercised on their stated expiration date; the potential realizable values set forth do not take into account applicable tax and expense payments which may be associated with such option exercises. Actual realizable value, if any, will be dependent on the future stock price of the Class A Shares on the actual date of exercise, which may be earlier than the stated expiration date. The 5% and 10% assumed rates of stock price appreciation over the ten-year exercise period of the options used in the table above are mandated by rules of the Securities and Exchange Commission and do not represent the Company's estimate or projection of the future price of the Class A Shares on any date. There can be no assurance that the stock price appreciation rates for the Class A Shares assumed for purposes of this table will actually be achieved.


        The following table sets forth certain information with respect to the named executive officers concerning their unexercised stock options held as of the end of fiscal 1995. No options were exercised by the named executive officers in fiscal 1995.


               Aggregated Option 1995 Fiscal Year-End Value Table



                           Number of Shares        Value of Unexercised In-
                          Underlying Options         the-Money Options at
                       at End of Fiscal 1995(1)     End of Fiscal 1995(2)
                        Exercis-     Unexercis-     Exercis-     Unexercis-
          Name            able(3)       able          able          able

    John Swendrowski       108,000      ---           $742,500      ---
    Robert E. Hawk          44,000      ---           $308,750      ---
    John A. Pazurek         29,000      ---           $193,000      ---

   __________________________

   (1) The options reflected in the table are nonqualified stock options under the Internal Revenue Code. The exercise price of each option granted was equal to 100% of the fair market value (last bid price) of the Class A Shares on the date prior to the date of grant. Although options may be granted under the Company's 1989 Stock Option Plan at not less than 85% of the fair market value of a Class A Share on the date prior to the date of grant, the Committee has never granted options having an exercise price of less than 100% of the fair market value of the Class A Shares on the date prior to the option grant date. The options granted to Messrs. Swendrowski and Hawk vested immediately upon grant and must be exercised prior to 10 years after the date of grant and are currently exercisable.
        Mr. Pazurek has received some options which vest immediately and others which vest over time, all of which are now vested.

   (2) The dollar values were calculated by determining the difference between the fair market value of the underlying Class A Shares and the various applicable exercise prices of the named executive officers' outstanding options at the end of fiscal 1995. The last reported sale price of the Company's Class A Shares on the Nasdaq National Market on March 31, 1995 was $16.25 per share.

   (3) Not reflected herein are immediately vesting nonqualified stock options granted on May 17, 1995 under the 1989 Stock Option Plan to each of Messrs. Swendrowski, Hawk and Pazurek for 6,000, 3,000 and 3,000 Class A Shares, respectively. See "Stock Ownership of Management and Others."

   Director Compensation

        Directors who are not Company employees receive an annual retainer fee of $6,000, together with $500 for each Board and committee meeting attended, and are also entitled to receive nonqualified stock options under the Company's 1989 Stock Option Plan (and will be entitled to continue receiving identical option grants under the proposed 1995 Stock Option Plan). Committee chairmen receive an additional $250 for attending each meeting of their committee. Directors who are also Company employees receive no additional compensation for their services as directors. All directors are entitled to reimbursement for their transportation, lodging and meal expenses incurred in attending meetings. Option grants to non-employee directors occur automatically on each March 31 and cover the number of Class A Shares equal to each non-employee director's fees earned as a director of the Company for such fiscal year divided by the fair market value of the Class A Shares on the date before the grant date. Options granted to non-employee directors vest in full one year after the grant date with respect to all shares covered thereby; provided, however, that, if the non-employee director ceases to be a director of the Company by reason of death, disability, or retirement after attaining age 65, prior to the date the option becomes exercisable, the option shall then become immediately exercisable in full. In fiscal 1995, Messrs. Seramur, Brennan, Jones and Kaminski were automatically granted options under the 1989 Stock Option Plan at an exercise price of $15.50 per share to acquire 597, 581, 581 and 258 Class A Shares, respectively.

   Change in Control Arrangements

        The Company has a severance agreement with John Swendrowski which provides that, following a "change in control" of the Company (as defined in the severance agreement), Mr. Swendrowski will be employed for three years in the same position, performing equivalent duties, and at the same location as in effect immediately prior to the change of control. During the employment period, Mr. Swendrowski is entitled to receive a salary based upon his compensation rate in effect at the date of change of control (subject to increase) and to be included in the Company's benefit plans available to other key employees. If during the employment period
   (i) Mr. Swendrowski's employment is terminated by the Company, other than for "cause" (as defined in the severance agreement) or his disability or
   (ii) his duties are changed substantially without his written consent and Mr. Swendrowski terminates his employment as a result, then he will be entitled to receive a lump sum severance payment equal to three times his average base salary over the five years prior thereto, plus the other benefits due under the agreement.

   Compensation and Stock Option Committee Interlocks and Insider
   Participation

        Jeffrey J. Jones, a partner in the law firm which serves as the Company's general counsel, has been a member of the Committee since its inception.

                          STOCK PERFORMANCE INFORMATION

        Set forth below is a line graph comparing the annual percentage change during the last five fiscal years in the Company's cumulative total shareholder return on the Class A Shares, compared to the cumulative total return of companies included within the Nasdaq Total Return Index and companies in a peer group selected in good faith by the Company. The companies comprising the peer group index include: Alico, Inc., Chalone Wine Group, LTD., J & J Snack Foods Corp., Mauna Loa Macadamia Nut Corp., Orange-Co., Inc., John B. Sanfilippo & Son, Inc., Seneca Foods Corp., Stokely USA, Inc., Sylvan Food Holdings, Inc. and Todhunter International, Inc. The shareholder returns of each of these companies have been weighted based on each such company's relative market capitalization as of the beginning of each period.

              [Performance Graph]


                              03/31/90  03/31/91   03/31/92  03/31/93   03/31/94    03/31/95
    Northland Cranberries,
       Inc.                    $100.0    $109.7     $175.0    $237.5       $283.9     $272.0
    Peer Group Index           $100.0     $84.1      $83.6     $74.5        $77.5      $69.9
    Nasdaq Total Return
       Index                   $100.0    $114.2     $145.6    $167.3       $180.6     $201.3



                            CLASS A SHARES AMENDMENT

   General

             The Board has unanimously approved and recommends that the shareholders approve the Class A Shares Amendment which would increase the number of authorized Class A Shares from 10,000,000 to 20,000,000. The provisions of Article 4 of the Company's Articles of Incorporation, as proposed to be amended by the Class A Shares Amendment, are set forth in Appendix A to this Proxy Statement.

             At the Record Date, of the 10,000,000 Class A Shares presently authorized, 4,010,613 were issued and outstanding, approximately 373,500 Class A Shares were reserved for issuance pursuant to existing or potential stock options under the Company's current option plans and 100,000 Class A Shares were reserved for issuance upon the potential conversion at the option of holders of a $3 million promissory note due on March 31, 1996 at $30 per share. If the 1995 Plan is approved by shareholders at the Meeting, an additional 400,000 Class A Shares will be reserved for issuance thereunder. In addition, each Class B Share is convertible at the election of the holder thereof into one Class A Share. Accordingly, 318,101 Class A Shares are currently reserved in the event of the conversion of all issued and outstanding Class B Shares.


             Additionally, the Company filed on June 30, 1995 a registration statement with the Securities and Exchange Commission and currently intends to sell approximately 2,000,000 shares (approximately 2,300,000 shares if the underwriter's overallotment option is exercised) through a firm commitment underwritten offering of Class A Shares. The proposed offering will be made only through a prospectus complying with federal and applicable state securities laws. The particular terms and timing of the offering, including the number of shares to be sold, will depend upon market conditions and other factors at the time of the offering.


             Finally, the Company is currently negotiating entering into multi-year crop purchase agreements with other independent cranberry growers pursuant to which the Company intends to contract to issue an undeterminable number of Class A Shares annually in unregistered transactions at $10 in value per barrel (currently not anticipated to exceed, in the aggregate, approximately $1 million in value per year based on current negotiations) beginning in fiscal 1996, as partial payment for such cranberry purchases by the Company.

             In light of the foregoing, the Class A Shares Amendment provides that a sufficient number of Class A Shares would remain available if the appropriate corporate opportunities or purposes should arise. By approving an increase in authorized Class A Shares in advance of any specific need, the Company may avoid the delay and expense of obtaining shareholder approval at a later special meeting.

             As of the Record Date, and except as outlined above, the Board has not approved any transactions which would require the issuance of additional Class A Shares, nor are there presently any understandings, agreements, plans or commitments obligating the Company to issue additional Class A Shares. The proposed increase in the number of authorized Class A Shares effected by the Class A Shares Amendment is intended to provide shares for, among other purposes, possible future stock splits and stock dividends, issuances from time to time in connection with the acquisition of other companies or product lines, possible future employee stock option or benefit plans, other financing requirements or other general corporate purposes.

             If the increase in authorized Class A Shares is approved, such shares could be issued at such time or times and for such consideration as the Board in its discretion determines without further shareholder action should the Board determine to do so (unless otherwise required in connection with certain statutory mergers and share exchanges or as may be required by policies of the stock market or exchange on which the Company's securities are then traded). Because the Company's Articles of Incorporation do not provide preemptive rights, shareholders will not have a preferential right to subscribe for their proportionate share of any new issue of Class A Shares unless so provided by the Board. Issuance of any of the proposed Class A Shares, other than as a pro rata distribution to existing shareholders, will dilute the proportionate voting power of existing shareholders.

   Potential Anti-Takeover Effects

             The Company does not view the Class A Shares Amendment as part of any "anti-takeover" strategy. The Class A Shares Amendment is not being advanced as the result of any known effort by any party to accumulate Class A Shares or to obtain control of the Company. Issuing additional Class A Shares could, nonetheless, impede or defeat a non-negotiated acquisition of the Company by diluting the ownership interests of a substantial shareholder and thereby increasing the total amount of consideration necessary for a person to obtain control of the Company or increasing the voting power of friendly third parties.

             The voting power of the Company's Class A Shares and Class B Shares controlled by the Company's directors and officers in the aggregate, along with the Voting Trust and the Shareholders Agreement, could also preclude, or make it more difficult to effect, an acquisition of the Company which is not on terms acceptable to the Company's Board of Directors and management. Additionally, the foregoing could also have the effect of enhancing the ability of the Board of Directors and management to maintain their positions with the Company.

             Certain other provisions of the Company's Articles of Incorporation and By-Laws as well as certain provisions of Wisconsin corporate law also have or may have an anti-takeover effect. These provisions include but are not limited to: (a) the Board of Directors' ability, without shareholder approval, to issue shares of preferred stock upon such terms and conditions as it may determine; (b) the three votes per share of the Class B Shares; and (c) By-Law requirements governing the nomination of directors, the calling of special shareholder meetings and the raising of matters for consideration at shareholder meetings.

   Vote Required

             The affirmative vote of the holders of a majority of the votes represented by the Class A Shares and Class B Shares represented and voted at the Meeting, voting together as a single class, is required to approve the Class A Shares Amendment. Any Class A Shares or Class B Shares not voted at the Meeting, whether due to abstentions, broker non-votes or otherwise, will have no impact regarding the proposal to approve the Class A Shares Amendment.

   THE BOARD UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE CLASS A SHARES AMENDMENT. CLASS A SHARES AND CLASS B SHARES REPRESENTED AT THE MEETING BY EXECUTED BUT UNMARKED PROXIES WILL BE VOTED "FOR" THE CLASS A SHARES AMENDMENT.

                             1995 STOCK OPTION PLAN

   General

             The purpose of the 1995 Stock Option Plan (the "1995 Plan") is to promote the best interests of the Company and its shareholders by providing key employees and non-employee directors of the Company with an opportunity to acquire or increase their stock ownership in the Company. It is intended that the 1995 Plan will promote continuity of management and increased incentive and personal interest in the welfare of the Company by those key employees and non-employee directors who are primarily responsible for shaping or carrying out the long-range plans of the Company and securing the Company's continued growth and financial success.

             The Company currently has in effect the 1987 Stock Option Plan ("1987 Plan") and the 1989 Stock Option Plan ("1989 Plan"). As of the Record Date, no Class A Shares remained available for the granting of additional options under the 1987 Plan and less than 1,000 Class A Shares remained available to support new option grants under the 1989 Plan. To allow for additional stock option awards to be made by the Company, the 1995 Plan was adopted by the Board on May 17, 1995 with the effective date as of such date, subject to approval by the shareholders at the Meeting.

             The following summary description of the 1995 Plan is qualified in its entirety by reference to the full text of the 1995 Plan which is attached to this Proxy Statement as Appendix B.

   Administration

             The 1995 Plan is required to be administered by the Compensation and Stock Option Committee ("Committee"), provided the Committee continues to consist of not less than two directors who are "disinterested persons" within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934 (the "Exchange Act"). Among other functions, the Committee has the authority to establish rules for the administration of the 1995 Plan; to select the key employees of the Company to whom options will be granted; to determine the types of options to be granted to key employees and the number of shares covered by such options; to set the terms and conditions of such options; and to cancel, suspend and amend options granted to key employees to the extent authorized under the 1995 Plan. The Committee may also determine whether the payment of any proceeds of any option shall or may be deferred by a key employee participating in the 1995 Plan. Except as otherwise provided in the 1995 Plan, determinations and interpretations with respect thereto and any option agreements thereunder will be in the sole discretion of the Committee, whose determination and interpretations will be binding on all parties. Each non-employee director of the Company and any key employee of the Company, including any executive officer or employee-director of the Company who is not a member of the Committee, is eligible to receive options under the 1995 Plan.

   Options Under the 1995 Plan; Available Shares

             The 1995 Plan authorizes the granting to key employees of stock options, which may be either incentive stock options ("ISOs") meeting the requirements of Section 422 of the Internal Revenue Code (the "Code") or nonqualified stock options. The 1995 Plan provides that up to a total of 400,000 Class A Shares (subject to adjustment as described below) will be available for the granting of options thereunder. The 1995 Plan also provides for an annual, automatic grant of nonqualified stock options to each non-employee director of the Company. Any shares delivered pursuant to an option may be either authorized and unissued shares or treasury shares held by the Company.

   Terms of Options

             Option Awards to Key Employees. The exercise price per Class A Share subject to an option granted under the 1995 Plan will be determined by the Committee, provided that the exercise price may not be less than 100% of the fair market value of a Class A Share on the date of grant.
   The term of an option granted under the 1995 Plan will be as determined by the Committee, provided that the term of an option may not exceed 10 years. Options granted under the 1995 Plan will become exercisable in such manner and within such period or periods and in such installments or otherwise as determined by the Committee. Options will be exercised by payment in full of the exercise price, either in cash or in whole or in part by tendering Class A Shares or other consideration having a fair market value on the date of exercise equal to the option exercise price. All ISOs granted under the 1995 Plan will also be required to comply with all other terms of Section 422 of the Code.

             Option Awards to Non-Employee Directors. The 1995 Plan provides that each non-employee director (if he or she continues to serve in such capacity) will, on the last day of each fiscal year, automatically be granted an option to purchase that number of Class A Shares equal to the amount of directors' fees paid to the non-employee director for such fiscal year, divided by the fair market value of a Class A Share on such date. Non-employee directors will be entitled to receive the automatic grants under the 1995 Plan as described above only for so long as the 1995 Plan remains in effect and a sufficient number of shares are available for the granting of such options thereunder.

             The option price per share of any option granted to a non-employee director must be 100% of the "market value" of a Class A Share on the date of grant of such option. The "market value" of a Class A Share on the date of grant to the non-employee director will be the last bid price per Class A Share as reported on the Nasdaq National Market on the trading day next preceding such grant date; provided, however, that if the principal market for the Class A Shares is then a national securities exchange, the "market value" shall be the closing bid price per Class A Share as reported on such securities exchange on the trading day next preceding the date of grant, or, in either case above, if no trading occurred on the trading date next preceding the date on which the non-qualified stock option is granted, then the "market price" per share shall be determined with reference to the next preceding date on which shares were traded. An option granted to a non-employee director will become exercisable one year after the date of grant, except that if the non-employee director ceases to be a director by reason of death, disability or retirement within one year after the date of grant, the option will become immediately exercisable in full.

             Options granted to non-employee directors will terminate on the earlier of (a) five years after the date of grant; (b) six months after the non-employee director ceases to be a director of the Company by reason of death, disability or retirement after obtaining age 65; or (c) immediately upon the non-employee director ceasing to be a director of the Company for any reason other than by death, disability or retirement. Options granted to non-employee directors may be exercised under the 1995 Plan by payment in full of the exercise price, either in cash or in whole or in part by tendering previously acquired Class A Shares having a market value on the date of exercise equal to the option exercise price.

             The Committee has no discretion to alter the provisions governing options granted to non-employee directors.

   Adjustments

             If any dividend or other distribution, recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase or exchange of Class A Shares subject to the 1995 Plan and other securities of the Company, issuance of warrants or other rights to purchase Class A Shares subject to the 1995 Plan and other securities of the Company, or other similar corporate transaction or event affects the shares so that an adjustment is appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the 1995 Plan, then the Committee will generally have the authority to, in such manner as it deems equitable, adjust (a) the number and type of Class A Shares subject to the 1995 Plan and which thereafter may be made the subject of options;
   (b) the number and type of Class A Shares subject to outstanding options; and (c) the grant, purchase or exercise price with respect to any option, or may make provision for a cash payment to the holder of outstanding options.

   Limits on Transferability

             No option granted under the 1995 Plan may be assigned, sold, transferred or encumbered by any participant, otherwise than by will, by designation of a beneficiary, or by the laws of descent and distribution. Each option will be exercisable during the participant's lifetime only by such participant or, if permissible under applicable law, by the participant's guardian or legal representative. The 1995 Plan also imposes several other restrictions on transferability and exercisability on options granted thereunder to ensure compliance with Rule 16b-3 under the Exchange Act.

   Amendment and Termination

             The Board may amend, suspend or terminate the 1995 Plan at any time, except that shareholder approval of any amendment to the 1995 Plan must first be obtained if otherwise required by: (a) the rules or regulations under Section 16 of the Exchange Act; (b) the Code or any rules thereunder; or (c) the quotation or listing requirements of the Nasdaq National Market or any principal securities exchange or market on which the Class A Shares are then traded. Termination of the 1995 Plan shall not affect the rights of key employees with respect to options previously granted to them, and all unexpired options shall continue in force after termination except as they may lapse or be terminated by their own terms and conditions. No option may be granted under the 1995 Plan after the seventh anniversary of its effective date. The term of options granted on or prior to such seventh anniversary date, unless otherwise expressly provided, may extend beyond such date.

   Withholding

             Not later than the date as of which an amount first becomes includible in the gross income of a key employee for federal income tax purposes with respect to any option under the 1995 Plan, the key employee will be required to pay to the Company, or make arrangements satisfactory to the Company regarding the payment of, any federal, state, local or foreign taxes of any kind required by law to be withheld with respect to such amount. Unless otherwise determined by the Committee, withholding obligations arising with respect to options under the 1995 Plan may be settled with Class A Shares except that the key employee may not settle such obligations with Class A Shares that are part of, or are received upon exercise of, the option that gives rise to the withholding requirement. The obligations of the Company under the 1995 Plan are conditional on such payment or arrangements, and the Company and any affiliate will, to the extent permitted by law, have the right to deduct any such taxes from any payment otherwise due to the key employee. The Committee may establish such procedures as it deems appropriate for the settling of withholding obligations with Class A Shares.

   Certain Federal Income Tax Consequences

             The grant of a stock option under the 1995 Plan will create no income tax consequences to the option holder or the Company. An option holder who is granted a nonqualified stock option will generally recognize ordinary income at the time of exercise in an amount equal to the excess of the fair market value of the Class A Shares at such time over the exercise price. The Company will be entitled to a deduction in the same amount and at the same time as ordinary income is recognized by the option holder. A subsequent disposition of the Class A Shares will give rise to capital gain or loss to the extent the amount realized from the sale differs from the tax basis (i.e., the fair market value of the Class A Shares on the date of exercise). This capital gain or loss will be a long-term capital gain or loss if the Class A Shares had been held for more than one year from the date of exercise.

             In general, an option holder will recognize no income or gain as a result of exercise of an ISO (except that the alternative minimum tax may apply). Except as described below, any gain or loss realized by the key employee on the disposition of the Class A Shares acquired pursuant to the exercise of an ISO will be treated as a long-term capital gain or loss. No deduction will be allowed to the Company. If the key employee fails to hold the Class A Shares acquired pursuant to the exercise of an ISO for at least two years from the date of grant and one year from the date of exercise, the key employee will recognize ordinary income at the time of the disposition equal to the lesser of (a) the gain realized on the disposition or (b) the excess of the fair market value of the Class A Shares on the date of exercise over the exercise price. The Company will be entitled to a deduction in the same amount and at the same time as ordinary income is recognized by the key employee. Any additional gain realized by the key employee over the fair market value at the time of exercise will be treated as a capital gain. This capital gain will be a long-term capital gain if the Class A Shares had been held for more than one year from the date of exercise.

   Future Options

        Except for the stock options required to be automatically granted to the non-employee directors under the 1995 Plan, the Company cannot currently determine the options that may be granted in the future to the named executive officers or key employees under the 1995 Plan. Such determinations will be made from time to time by the Committee. Assuming the shareholders approve the 1995 Plan at the Meeting, the non-employee directors will automatically receive annual grants of non-qualified stock options pursuant to the formula described above.

        During fiscal 1995, options to purchase a total of 33,000 Class A Shares were granted to all executive officers and 13,000 Class A Shares were granted to all other employees as a group under the 1989 Plan at a per share exercise price of $17.50. During fiscal 1995, options to purchase a total of 2,017 Class A Shares were granted to non-employee directors under the 1989 Plan at a per share exercise price of $15.50. Stock options granted under the 1989 Plan to the named executive officers during fiscal 1995 are disclosed under the caption "Executive Compensation."

             On June 15, 1995, the last reported sale price per share of the Class A Shares on the Nasdaq National Market System was $15.25.

   Vote Required

             The affirmative vote of the holders of a majority of the votes represented by the Class A Shares and Class B Shares represented and voted at the Meeting, voting together as a single class, is required to approve the 1995 Plan. Any Class A Shares or Class B Shares not voted at the Meeting, whether due to broker nonvotes or otherwise (except abstentions), will have no impact regarding the proposal to approve the 1995 Plan.
   Class A Shares or Class B Shares as to which holders abstain from voting will be treated as votes against approval of the 1995 Plan.

   THE BOARD UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE 1995 PLAN. CLASS A SHARES AND CLASS B SHARES REPRESENTED AT THE MEETING BY EXECUTED BUT UNMARKED PROXIES WILL BE VOTED "FOR" THE 1995 PLAN.

                              CERTAIN TRANSACTIONS

        Mr. Swendrowski, a former director of the Company and a general partnership (whose partners include two other unaffiliated individuals) are partners in Cranberry Hills Partnership, a Wisconsin general partnership ("Cranberry Hills"). In September 1991, Cranberry Hills sold substantially all of its assets, including the Cranberry Hills' cranberry marsh (but not including machinery and equipment), to The Equitable Life Assurance Society of the United States ("Equitable") for $3,450,000. As part of this transaction, Cranberry Hills (i) retained the right to lease back such assets for a period of approximately 10 years and a right of first refusal to purchase the assets at the end of such period and (ii) simultaneously assigned its lease rights and right of first refusal to the Company. As a result, the Company entered into a 10-year lease agreement with Equitable which requires the Company to make annual lease payments of $336,375 in each of calendar years 1994 to 1996; $370,875 in each of calendar years 1997 to 1999; and $214,906 in the year 2000. In consideration for the assigned lease rights and right of first refusal, the Company is required to pay Cranberry Hills 25% of the net income derived from the leased assets, where net income is determined each year by the sum of crop income, vine sales and insurance claims, minus the sum of the lease payment, operating expenses and a $36,000 administrative fee. In fiscal 1995, the Company accrued $8,973 in payment obligations to Cranberry Hills. The Company believes the terms of the foregoing transactions are no less favorable to the Company than could have been obtained from an unaffiliated third party.

                                 OTHER MATTERS

        The Board has reappointed Deloitte & Touche LLP to serve as the Company's independent auditors for fiscal 1996. Representatives of Deloitte & Touche LLP are expected to be present at the Meeting and will have an opportunity to make a statement if they desire to do so. They will also be available to respond to appropriate questions.

        The election of directors, approval of the Class A Shares Amendment and approval of the Northland Cranberries, Inc. 1995 Stock Option Plan are the only matters known to the Board which will be presented for shareholder consideration at the Meeting. For other business to be properly brought before the Meeting by a shareholder, such shareholder must give written notice of such proposed business complying with the Company's By-laws to the Secretary of the Company not less than 30 days in advance of the Meeting. If any other business or matters should properly come before the Meeting, the proxies named in the accompanying proxy will vote on such business or matters in accordance with their best judgment.

        The cost of soliciting proxies will be borne by the Company. The Company expects to solicit proxies primarily by mail. Proxies may also be solicited personally and by telephone by certain officers and regular employees of the Company. It is not anticipated that anyone will be specially engaged to solicit proxies or that special compensation will be paid for that purpose. The Company will reimburse brokers and other nominees for their reasonable expenses in communicating with the persons for whom they hold Class A Shares.

        The Company's executive officers, directors and greater than 10% shareholders are required to file under the Securities Exchange Act of 1934 reports concerning their ownership of the Company's Common Stock with the Securities and Exchange Commission and the Company. Based solely upon information provided to the Company by individual directors, executive officers and greater than 10% shareholders, the Company believes that during the fiscal year ended March 31, 1995 all filing requirements applicable to directors, executive officers and greater than 10% shareholders have been complied with, except that Gerald J. Bach, an executive officer of the Company, failed to report timely the acquisition of 115 Class A Shares for his IRA in July 1994.

        UPON THE WRITTEN REQUEST OF ANY COMPANY SHAREHOLDER, ADDRESSED TO
   THE SECRETARY OF THE COMPANY, 800 FIRST AVENUE SOUTH, P. O. BOX 8020, WISCONSIN RAPIDS, WISCONSIN 54495-8020, THE COMPANY WILL PROVIDE TO SUCH SHAREHOLDER WITHOUT CHARGE A COPY OF ITS FISCAL 1995 ANNUAL REPORT ON FORM 10-K (WITHOUT EXHIBITS) AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION.


        Any shareholder proposal intended for consideration at next year's annual meeting of shareholders must be received by the Company no later than March 14, 1996 in order to be considered for inclusion in the Company's proxy statement and proxy for that meeting. A shareholder that otherwise intends to present business at the next year's annual meeting must comply with the requirements set forth in the Company's By-laws, as described above.

                                 NORTHLAND CRANBERRIES, INC.




                                 LeRoy J. Miles
                                 Secretary
   Wisconsin Rapids, Wisconsin
   July 12, 1995

                                                                   APPENDIX A

                            Proposed Amendment to the

                            Articles of Incorporation
                       Increasing the Number of Authorized
                                 Class A Shares

             The proposed additions to the first sentence of Article 4 of the Company's current Articles of Incorporation that would be effected if the Class A Shares Amendment is approved are underlined and the proposed deletions have been indicated by overstriking **EDGAR only-since underlining and overstriking are not recognized in the EDGAR system, additions are surrounded by "+" symbols and deletions are offset by "/" symbols**:

                                    Article 4

             The total number of shares of all classes of capital stock which the Corporation shall have authority to issue is +Twenty-Seven Million (27,000,000)+ /Seventeen Million (17,000,000)/ shares, consisting of:
   (i) +Twenty Million (20,000,000)+ /Ten Million (10,000,000)/ shares of a class designated as "Class A Common Stock," with a par value of one cent ($.01) per share; (ii) Two Million (2,000,000) shares of a class designated as "Class B Common Stock," with a par value of one cent ($.01) per share; and (iii) Five Million (5,000,000) shares of a class designated as "Preferred Stock," with a par value of one cent ($.01) per share.

                                                                  APPENDIX B

                           NORTHLAND CRANBERRIES, INC.
                             1995 STOCK OPTION PLAN

   Section 1.     Purpose

             The purpose of Northland Cranberries, Inc. 1995 Stock Option Plan (the "Plan") is to promote the best interests of Northland Cranberries, Inc. (the "Company") and its shareholders by providing key employees of the Company and its Affiliates (as defined below) and directors of the Company who are not employees of the Company and its Affiliates with an opportunity to acquire or increase their proprietary interest in the Company. It is intended that the Plan will promote continuity of management and increased incentive and personal interest in the welfare of the Company by those who are primarily responsible for shaping and carrying out the long-range plans of the Company and securing the Company's continued growth and financial success.

   Section 2.     Definitions

             As used in the Plan, the following terms shall have the respective meanings set forth below:

             (a) "Affiliate" shall mean any entity that, directly or through one or more intermediaries, is controlled by, controls, or is under common control with, the Company.

             (b) "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time.

             (c)  "Commission" shall mean the Securities and Exchange
   Commission.

             (d) "Committee" shall mean the Compensation and Stock Option Committee of the Board of Directors of the Company (or any other committee thereof designated by such Board to administer the Plan); provided, however, that the Committee is composed of not less than two directors, each of whom is a "disinterested person" within the meaning of Rule 16b-3.

             (e) "Directors Fees" shall mean the amount which a Non-Employee Director (defined below) is paid for serving as a director of the Company in the relevant year, including separate fees for serving on committees of the Board of Directors and separate fees for attendance at meetings of the Board of Directors or any committee of the Board of Directors, but shall not include any separate fees for any other services provided for the Company.

             (f) "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended from time to time.

             (g) "Fair Market Value" shall mean, with respect to any property (including, without limitation, any Shares or other securities), the fair market value of such property determined by such methods or procedures as shall be established from time to time by the Committee.

             (h)  "Incentive Stock Option" shall mean an option granted under
   Section 6(a) of the Plan that is intended to meet the requirements of
   Section 422 of the Code (or any successor provision thereto).

             (i) "Key Employee" shall mean any officer or other key employee of the Company or of any Affiliate who is responsible for or contributes to the management, growth or profitability of the business of the Company or any Affiliate as determined by the Committee in its discretion.

             (j) "Non-Qualified Stock Option" shall mean an option granted under Section 6(a) of the Plan that is not intended to be an Incentive Stock Option and shall mean any option granted to a Non-Employee Director under Section 6(b) of the Plan.

             (k) "Non-Employee Director" shall mean any member of the Board of Directors of the Company who is not an employee of the Company and its Affiliates.

             (l) "Option" shall mean an Incentive Stock Option or a Non-Qualified Stock Option.

             (m) "Option Agreement" shall mean any written agreement, contract or other instrument or document evidencing any Option granted under the Plan.

             (n) "Participating Key Employee" shall mean a Key Employee designated to be granted an Award under the Plan.

             (o) "Person" shall mean any individual, corporation, partnership, association, joint-stock company, trust, unincorporated organization or government or political subdivision thereof.

             (p) "Rule 16b-3" shall mean Rule 16b-3 as promulgated by the Commission under the Exchange Act, or any successor rule or regulation thereto.

             (q) "Shares" shall mean shares of Class A common stock of the Company, $0.01 par value, and such other securities or property as may become subject to Options pursuant to an adjustment made under Section 4(b) of the Plan.

   Section 3.     Administration

             The Plan shall be administered by the Committee; provided, however, that if at any time the Committee shall not be in existence, the functions of the Committee as specified in the Plan shall be exercised by those members of the Board of Directors of the Company who qualify as "disinterested persons" under Rule 16b-3. Subject to the terms of the Plan and applicable laws and without limitation by reason of enumeration, the Committee shall have full discretionary power and authority to:
   (i) designate Participating Key Employees; (ii) determine the type of Options to be granted to each Participating Key Employee under the Plan;
   (iii) determine the number of Shares to be subject to each Option granted to Participating Key Employees; (iv) determine the terms and conditions of any Option granted to a Participating Key Employee; (v) determine whether, to what extent and under what circumstances Options granted to Participating Key Employees may be exercised in cash, Shares, other securities or other property, and the method or methods by which Options may be exercised, canceled, forfeited or suspended; (vi) determine whether, to what extent and under what circumstances Shares with respect to Options granted to Participating Key Employees under the Plan shall be deferred either automatically or at the election of the holder thereof or of the Committee; (vii) interpret and administer the Plan and any instrument or agreement relating to, or Option made under, the Plan (including, without limitation, any Option Agreement); (viii) establish, amend, suspend or waive such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of the Plan; and (ix) make any other determination and take any other action that the Committee deems necessary or desirable for the administration of the Plan. Unless otherwise expressly provided in the Plan, all designations, determinations, interpretations and other decisions under or with respect to the Plan or any Option shall be within the sole discretion of the Committee, may be made at any time or from time to time, and shall be final, conclusive and binding upon all Persons, including the Company, any Affiliate, any Participating Key Employee, any holder or beneficiary of any Option, any shareholder and any employee of the Company or of any Affiliate.

   Section 4.     Shares Available for Award

             (a)  Shares Available.  Subject to adjustment as provided in
   Section 4(b):

                  (i)  Number of Shares Available.  The number of
        Shares with respect to which Options may be granted under the Plan shall be 400,000.

                  (ii) Accounting for Awards. The number of Shares covered by an Option under the Plan, or to which such Option relates, shall be counted on the date of grant of such Option against the number of Shares available for granting Options under the Plan.

                  (iii)     Sources of Shares Deliverable Under
        Options. Any Shares delivered pursuant to the exercise of an Option may consist, in whole or in part, of authorized and unissued Shares or of treasury Shares.

             (b) Adjustments. In the event that the Committee shall determine that any dividend or other distribution (whether in the form of cash, Shares, other securities or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase or exchange of Shares or other securities of the Company, issuance of warrants or other rights to purchase Shares or other securities of the Company, or other similar corporate transaction or event affects the Shares such that an adjustment is determined by the Committee to be appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, then the Committee may, in such manner as it may deem equitable, adjust any or all of (i) the number and type of Shares subject to the Plan and which thereafter may be made the subject of Options under the Plan; (ii) the number and type of Shares subject to outstanding Options; and (iii) the grant, purchase or exercise price with respect to any Option, or, if deemed appropriate, make provision for a cash payment to the holder of an outstanding Option; provided, however, in each case, that with respect to Incentive Stock Options no such adjustment shall be authorized to the extent that such authority would cause the Plan to violate Section 422(b) of the Code (or any successor provision thereto); and provided further that the number of Shares subject to any Option shall always be a whole number.

   Section 5.     Eligibility

             Any Key Employee, including any executive officer or employee-director of the Company or of any Affiliate, who is not a member of the Committee shall be eligible to be designated a Participating Key Employee. All Non-Employee Directors shall receive Non-Qualified Stock Options as provided in Section 6(b).

   Section 6.     Grants of Options

             (a) Option Awards to Key Employees. The Committee is hereby authorized to grant Options to Key Employees with the terms and conditions as set forth below and with such additional terms and conditions, in either case not inconsistent with the provisions of the Plan, as the Committee shall determine in its discretion.

                  (i) Exercise Price. The exercise price per Share of an Option granted pursuant to this Section 6(a) shall be determined by the Committee; provided, however, that such exercise price shall not be less than 100% of the Fair Market Value of a Share on the date of grant of such Option.

                  (ii) Option Term. The term of each Option shall be fixed by the Committee; provided, however, that in no event shall the term of any Option exceed a period of ten years from the date of its grant.

                  (iii) Exercisability and Method of Exercise. An Option shall become exercisable in such manner and within such period or periods and in such installments or otherwise as shall be determined by the Committee. The Committee also shall determine the method or methods by which, and the form or forms, including, without limitation, cash, Shares, other securities, other property or any combination thereof, having a Fair Market Value on the exercise date equal to the relevant exercise price, in which payment of the exercise price with respect to any Option may be made or deemed to have been made.

                  (iv) Incentive Stock Options. The terms of any Incentive Stock Option granted under the Plan shall comply in all respects with the provisions of Section 422 of the Code (or any successor provision thereto) and any regulations promulgated thereunder. Notwithstanding any provision in the Plan to the contrary, no Incentive Stock Option may be granted hereunder after the tenth anniversary of the adoption of the Plan by the Board of Directors of the Company.

             (b) Non-Qualified Stock Option Awards to Non-Employee Directors. Each Non-Employee Director shall automatically be granted Non-Qualified Stock Options under the Plan in the manner set forth in this
   Section 6(b). A Non-Employee Director may hold more than one Non-Qualified Stock Option, but only on the terms and subject to any restrictions set forth herein.

                  (i) Exercise Price. The exercise price per Share shall be equal to 100% of the "market value" of a Share on the date of grant of such Option. The "market value" of a Share on the date of grant to the Non-Employee Director shall be the last bid price per Share for the Shares in the Nasdaq National Market on the trading date next preceding such grant date; provided, however, that if the principal market for the Shares is then a national securities exchange, the "market value" shall be the closing bid price per Share for the Shares on the principal securities exchange on which the Shares are traded on the trading date next preceding the date of grant, or in either case above, if no trading occurred on the trading date next preceding the date on which the Non-Qualified Stock Option is granted, then the "market price" per Share shall be determined with reference to the next preceding date on which the Shares were traded.

                  (ii) Grant of Options. On the last day of each fiscal year of the Company during the existence of the Plan, each Non-Employee Director shall be automatically granted an Option to purchase that number of Shares equal to the number obtained by dividing the aggregate amount of the Directors Fees paid to the Non-Employee Director for such fiscal year divided by the Fair Market Value of a Share on such date. If the number of Shares determined pursuant to this subparagraph (ii) shall include fractional shares, the number of Shares subject to the Option shall be increased to the next higher whole number of Shares. All Options granted to Non-Employee Directors shall be Non-Qualified Stock Options.

                  (iii) Exercisability and Termination of Options. Except as expressly provided herein, Non-Qualified Stock Options granted to Non-Employee Directors under the Plan shall not be exercisable until one (1) year from the date on which such Non-Qualified Stock Option is granted and shall terminate on the earlier of:

                       (A)  five years after the date of grant;

                       (B)  three months after the Non-Employee
             Director ceases to be a director of the Company by reason of death, disability or retirement after attaining age 65; or

                       (C)  immediately upon the Non-Employee
             Director ceasing to be a director of the Company for any reason other than by reason of death, disability or retirement.

        If a Non-Employee Director ceases to be a director of the Company by reason of death, disability or retirement prior to the date the Non-Statutory Stock Option becomes exercisable, the Non-Statutory Stock Option shall become immediately exercisable in full.

                  (iv) Exercise of Options. A Non-Qualified Stock Option granted to a Non-Employee Director may be exercised, subject to its terms and conditions and the terms and conditions of the Plan, in full at any time or in part from time to time by delivery to the Company at its principal office in Wisconsin Rapids, Wisconsin, of a written notice of exercise specifying the number of Shares with respect to which the Non-Qualified Stock Option is being exercised. Any notice of exercise shall be accompanied by full payment of the Option price of the Shares being purchased (x) in cash or its equivalent; (y) by tendering previously acquired shares (valued at their Fair Market Value as of the date of exercise); or (z) by any combination of subparagraphs (x) and (y). No Shares shall be issued until full payment therefor has been made.

             (c)  General.

                  (i) No Consideration for Options. Options shall be granted for no cash consideration unless otherwise determined by the Committee.

                  (ii) Option Agreements. Each Option granted under the Plan shall be evidenced by an Option Agreement in such form (consistent with the terms of the Plan) as shall have been approved by the Committee.

                  (iii) Awards May Be Granted Separately or Together. Options to Participating Key Employees under the Plan may be granted either alone or in addition to, in tandem with, or in substitution for, any other award granted under any other plan of the Company or any Affiliate. Options granted in addition to, or in tandem with, other awards granted under any other plan of the Company or any Affiliate, may be granted either at the same time as or at a different time from the grant of such other awards.

                  (iv) Limits on Transfer of Options. No Option shall be assignable, alienable, saleable or transferable otherwise than by will or by the laws of descent and distribution; provided, however, that a Participating Key Employee at the discretion of the Committee may, and a Non-Employee Director shall, be entitled, in the manner established by the Committee, to designate a beneficiary or beneficiaries to exercise his or her rights, and to receive any property distributable, with respect to any Option upon the death of the Participating Key Employee or the Non-Employee Director, as the case may be.
        Each Option shall be exercisable, during the lifetime of the Participating Key Employee or the Non-Employee Director, only by such individual or, if permissible under applicable law, by such individual's guardian or legal representative. No Options may be pledged, alienated, attached or otherwise encumbered, and any purported pledge, alienation, attachment or encumbrance thereof shall be void and unenforceable against the Company or any Affiliate.

                  (v) Term of Options. Except as otherwise provided in the Plan, the term of each Option shall be for such period as may be determined by the Committee.

                  (vi) Share Certificates; Representation. All certificates for Shares delivered under the Plan pursuant to the exercise of any Option shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the Plan or the rules, regulations and other requirements of the Commission, Nasdaq Stock Market or any stock exchange or other market upon which such Shares are then listed or traded, and any applicable federal or state securities laws, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions. The Committee may require each Participating Key Employee, Non-Employee Director or other Person who acquires Shares under the Plan by means of an Option originally granted to a Participating Key Employee, Non-Employee Director or other Person to represent to the Company in writing that such Participating Key Employee, Non-Employee Director or other Person is acquiring the Shares without a view to the distribution thereof.

   Section 7. Amendment and Termination of the Plan; Correction of Defects and Omissions

             (a) Amendments to and Termination of the Plan. The Board of Directors of the Company may at any time amend, alter, suspend, discontinue or terminate the Plan; provided, however, that shareholder approval of any amendment of the Plan shall also be obtained if otherwise required by: (i) the rules and/or regulations promulgated under Section 16 of the Exchange Act (in order for the Plan to remain qualified under Rule 16b-3); (ii) the Code or any rules promulgated thereunder (in order to allow for Incentive Stock Options to be granted under the Plan); or
   (iii) the quotation or listing requirements of the Nasdaq National Market or any principal securities exchange or market on which the Shares are then traded (in order to maintain the quotation or listing of the Shares thereon). Termination of the Plan shall not affect the rights of Participating Key Employees and Non-Employee Directors with respect to Options previously granted to them, and all unexpired Options shall continue in force and effect after termination of the Plan except as they may lapse or be terminated by their own terms and conditions.

             (b) Correction of Defects, Omissions and Inconsistencies. The Committee may in its discretion correct any defect, supply any omission or reconcile any inconsistency in any Option or Option Agreement in the manner and to the extent it shall deem desirable to carry the Plan into effect.

   Section 8.     General Provisions

             (a) No Rights to Awards. No Key Employee, Participating Key Employee or other Person (other than a Non-Employee Director to the extent provided in Section 6(b) of the Plan) shall have any claim to be granted any Option under the Plan, and there is no obligation for uniformity of treatment of Key Employees, Participating Key Employees or holders or beneficiaries of Options under the Plan. The terms and conditions of Options need not be the same with respect to each Participating Key Employee.

             (b) Withholding. No later than the date as of which an amount first becomes includible in the gross income of a Participating Key Employee for federal income tax purposes with respect to any Option under the Plan, the Participating Key Employee shall pay to the Company, or make arrangements satisfactory to the Company regarding the payment of any federal, state, local or foreign taxes of any kind required by law to be withheld with respect to such amount. Unless otherwise determined by the Committee, withholding obligations arising with respect to Options granted to Participating Key Employees under the Plan may be settled with Shares previously owned by the Participating Key Employee; provided, however, that the Participating Key Employee may not settle such obligations with Shares that are part of, or are received upon exercise of, the Option that gives rise to the withholding requirement. The obligations of the Company under the Plan shall be conditional on such payment or arrangements, and the Company and any Affiliate shall, to the extent permitted by law, have the right to deduct any such taxes from any payment otherwise due to the Participating Key Employee. The Committee may establish such procedures as it deems appropriate for the settling of withholding obligations with Shares, including, without limitation, the establishment of such procedures as may be necessary to satisfy the requirements of Rule 16b-3.

             With the consent of the Committee, an Option holder may be permitted to satisfy the Company's withholding tax requirements by electing to have the Company withhold shares otherwise issuable to the Option holder. The election shall be made in writing and shall be made according to such rules and in such form as the Company may determine.

             (c) No Limit on Other Compensation Arrangements. Nothing contained in the Plan shall prevent the Company or any Affiliate from adopting or continuing in effect other or additional compensation arrangements, and such arrangements may be either generally applicable or applicable only in specific cases.

             (d) Rights and Status of Recipients of Options. The grant of an Option shall not be construed as giving a Participating Key Employee the right to be retained in the employ of the Company or any Affiliate. Further, the Company or any Affiliate may at any time dismiss a Participating Key Employee from employment, free from any liability, or any claim under the Plan, unless otherwise expressly provided in the Plan or in any Option Agreement. The grant of an Option to a Non-Employee Director pursuant to Section 6(b) of the Plan shall confer no right on such Non-Employee Director to continue as a director of the Company. Except for rights accorded under the Plan and under any applicable Option Agreement, Participating Key Employees and Non-Employee Directors shall have no rights as holders of Shares as a result of the granting of Options hereunder.

             (e) Unfunded Status of the Plan. Unless otherwise determined by the Committee, the Plan shall be unfunded and shall not create (or be construed to create) a trust or a separate fund or funds. The Plan shall not establish any fiduciary relationship between the Company or the Committee and any Participating Key Employee, Non-Employee Director or other Person. To the extent any Person holds any right by virtue of a grant under the Plan, such right (unless otherwise determined by the Committee) shall be no greater than the right of an unsecured general creditor of the Company.

             (f) Governing Law. The validity, construction and effect of the Plan and any rules and regulations relating to the Plan shall be determined in accordance with the internal laws of the State of Wisconsin and applicable federal law.

             (g) Severability. If any provision of the Plan or any Option Agreement or any Option is or becomes or is deemed to be invalid, illegal or unenforceable in any jurisdiction, or as to any Person or Option, or would disqualify the Plan, any Option Agreement or any Option under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to applicable laws, or if it cannot be so construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan, any Option Agreement or the Option, such provision shall be stricken as to such jurisdiction, Person or Option, and the remainder of the Plan, any such Option Agreement and any such Option shall remain in full force and effect.

             (h) No Fractional Shares. No fractional Shares or other securities shall be issued or delivered pursuant to the Plan or any Option Agreement, and the Committee shall determine (except as otherwise provided in the Plan) whether cash, other securities or other property shall be paid or transferred in lieu of any fractional Shares or other securities, or whether such fractional Shares or other securities or any rights thereto shall be canceled, terminated or otherwise eliminated.

             (i) Headings. Headings are given to the Sections and subsections of the Plan solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction or interpretation of the Plan or any provision thereof.

   Section 9.     Effective Date of the Plan

             The Plan shall be effective as of May 17, 1995 subject to shareholder approval of the Plan within 12 months following the date of adoption of the Plan by the Board of Directors, and all Options granted under the Plan prior to the date of shareholder approval shall be subject to such approval and the effective date of such Option grants shall be deemed to be the date of such shareholder approval.

   Section 10.    Term of the Plan

             No Option shall be granted under the Plan following the seventh anniversary of its effective date. However, unless otherwise expressly provided in the Plan or in an applicable Option Agreement, any Option theretofore granted may extend beyond such date and, to the extent set forth in the Plan, the authority of the Committee to amend, alter, adjust, suspend, discontinue or terminate any such Option, or to waive any conditions or restrictions with respect to any such Option, and the authority of the Board of Directors of the Company to amend the Plan, shall extend beyond such date.

                                     [WHITE]

                           NORTHLAND CRANBERRIES, INC.
                ANNUAL MEETING OF SHAREHOLDERS - August 18, 1995
                                    P R O X Y
                            FOR CLASS A COMMON STOCK

   PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD IMMEDIATELY USING THE ENCLOSED ENVELOPE

   PLEASE DO NOT FOLD

    The undersigned hereby appoints John Swendrowski and LeRoy J. Miles, and each or either of them, as proxies, each with the power to appoint his substitute, and hereby authorizes each or either of them to represent and to vote, as designated below, all the shares of Class A Common Stock of Northland Cranberries, Inc., held of record by the undersigned on June 29, 1995 at the annual meeting of shareholders scheduled to be held on August 18, 1995 and at any adjournment thereof

    1.   Election of Directors.

         [ ] FOR all seven nominees listed below (except as marked to the contrary nominees listed below below)

         [ ] WITHHOLD AUTHORITY to vote for all seven nominees listed below.


    THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF
    DIRECTORS

    JEROLD D. KAMINSKI, PATRICK F. BRENNAN, ROBERT E. HAWK,
    JEFFREY J. JONES, LEROY J. MILES, JOHN C. SERAMUR AND
    JOHN SWENDROWSKI


    (INSTRUCTION:   To withhold authority to vote for any
    individual nominee, write that nominee's name on the space provided below.)

    2. Approval of the proposed amendment to the Articles of Incorporation to increase the number of authorized shares of Class A Common Stock, $.01 par value, from 10,000,000 to 20,000,000.

         [ ]  FOR  [ ]  AGAINST   [ ]  ABSTAIN


    3.   Approval of the Northland Cranberries, Inc. 1995
         Stock Option Plan.

         [ ]  FOR  [ ]  AGAINST   [ ]  ABSTAIN


                   (continued on reverse side)


                  (continued from reverse side)

    4. In their discretion, upon such other business as may properly come before the meeting and at any adjournment thereof.

         This proxy when properly executed will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, this proxy will be voted FOR the seven director nominees indicated above, FOR Items 2 and 3 and on such other business as may properly come before the meeting in accordance with the best judgment of the proxies named herein.

         Dated:            , 1995


                                       ______________________________


                                       ______________________________
                                       Signature(s) of Shareholder(s)


    PLEASE SIGN EXACTLY AS YOUR NAME APPEARS HEREON. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give your full title as such. If a corporation, please sign in full corporate name by the president or other authorized officer. If a partnership, please sign in partnership name by authorized person.

                                     [WHITE]

                           NORTHLAND CRANBERRIES, INC.
                ANNUAL MEETING OF SHAREHOLDERS - August 18, 1995
                                    P R O X Y
                            FOR CLASS B COMMON STOCK

   PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD IMMEDIATELY USING THE ENCLOSED ENVELOPE

   PLEASE DO NOT FOLD

    The undersigned hereby appoints John Swendrowski and LeRoy J. Miles, and each or either of them, as proxies, each with the power to appoint his substitute, and hereby authorizes each or either of them to represent and to vote, as designated below, all the shares of Class B Common Stock of Northland Cranberries, Inc., held of record by the undersigned on June 29, 1995 at the annual meeting of shareholders scheduled to be held on August 18, 1995 and at any adjournment thereof

    1.   Election of Directors.

         [ ] FOR all seven nominees listed below (except as marked to the contrary below)

         [ ] WITHHOLD AUTHORITY to vote for all seven nominees listed below

    THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

    JEROLD D. KAMINSKI, PATRICK F. BRENNAN, ROBERT E. HAWK, JEFFREY
    J. JONES, LEROY J. MILES, JOHN C. SERAMUR AND JOHN SWENDROWSKI


    (INSTRUCTION:   To withhold authority to vote for any individual
    nominee, write that nominee's name on the space provided below.)

    2. Approval of the proposed amendment to the Articles of Incorporation to increase the number of authorized shares of Class A Common Stock, $.01 par value, from 10,000,000 to
         20,000,000.

         [ ]  FOR  [ ]  AGAINST   [ ]  ABSTAIN


    3.   Approval of the Northland Cranberries, Inc. 1995 Stock
         Option Plan.

         [ ]  FOR  [ ]  AGAINST   [ ]  ABSTAIN

                       (continued on reverse side)


                      (continued from reverse side)


    4. In their discretion, upon such other business as may properly come before the meeting and at any adjournment thereof.

         This proxy when properly executed will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, this proxy will be voted FOR the seven director nominees indicated above, FOR Items 2 and 3 and on such other business as may properly come before the meeting in accordance with the best judgment of the proxies named herein.


         Dated:            , 1995


                                       ______________________________


                                       ______________________________
                                       Signature(s) of Shareholder(s)



    PLEASE SIGN EXACTLY AS YOUR NAME APPEARS HEREON. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give your full title as such. If a corporation, please sign in full corporate name by the president or other authorized officer. If a partnership, please sign in partnership name by authorized person.